Exhibit 107

Calculation of Filing Fee Tables

F-3

(Form Type)

Starbox Group Holdings Ltd.

(Exact name of Registrant as specified in its charter)

Table 1: Newly Registered and Carry Forward Securities

			Fee		Proposed
			Calculation		Maximum	Maximum
		Security	or Carry		Offering	Aggregate		Amount of
	Security	Class	Forward	Amount	Price Per	Offering		Registration
	Type	Title	Rule	Registered	Unit	Price(3)	Fee Rate	Fee
	Equity	Ordinary Shares	–	–	–	–	–	–
	Equity	Preferred Shares	–	–	–	–	–	–
	Debt	Debt Securities	–	–	–	–	–	–
Fees to Be Paid	Other	Warrants	–	–	–	–	–	–
	Other	Rights	–	–	–	–	–	–
	Other	Units	–	–	–	–	–	–
	Unallocated (Universal) Shelf	–	Rule 457(o)	(1)	(2)	$300,000,000	0.00011020	$33,060.00
Fees Previously Paid	–	–	–	–	–	–	–	–
	Total Offering Amounts					$300,000,000		$33,060.00
	Total Fees Previously Paid							$0
	Total Fee Offset							$0
	Net Fee Due							$33,060.00

(1)

The registrant is registering an indeterminate number of securities for offer and sale from time to time at indeterminate prices, which shall have an aggregate offering price not to exceed $300,000,000. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional number of securities that may be issued from time to time to prevent dilution as a result of a distribution, split, combination, or similar transaction. Securities registered hereunder may be sold separately, or together with other securities registered hereunder. Includes consideration to be received by the registrant, if applicable, for registered securities that are issuable upon exercise, conversion, or exchange of other registered securities.

(2)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instructions to the Calculation of Filing Fee Tables and Related Disclosure (2)(A)(iii)(b) of Form F-3 under the Securities Act.

(3)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.